Exhibit 21.1

Waters Corporation and Subsidiaries

12/31/2016

Waters Corporation (Delaware)

Waters Technologies Corporation (Delaware)

Waters Australia PTY LTD.

Waters A/S (Denmark)

Waters AG (Switzerland)

Waters NV (Belgium)

Waters Cromatografia SA (Spain)

Waters SA de CV (Mexico)

Waters Technologies do Brasil Ltda (Brazil)

Waters Ges.MBH (Austria)

Waters Kft (Hungary)

Waters Sp.Zo.o (Poland)

Waters OOO (Russia)

Waters SAS (France)

Waters SpA (Italy)

Waters Sverige AB (Sweden)

Waters Limited (Canada)

TA Instruments-Waters LLC (Delaware)

Environmental Resource Assoc., Inc. (Colorado)

Waters India Pvt. Ltd.

Waters Asia Limited (Delaware)

Waters Korea Limited (Korea)

Waters China Ltd. (Hong Kong)

Waters Technologies (Shanghai) Ltd (China)

Waters Pacific Pte Ltd (Singapore)

    Waters Analytical Instruments Snd Bhd (Malaysia)

Nihon Waters Limited (Delaware)

Nihon Waters K.K. (Japan)

TA Instruments Japan, Inc. (Japan)

Waters Finance V LLC (Delaware)

Waters European Investments LLC

Milford International Limited

Manchester International Limited

Waters Realty Holdings Limited

Melbourne International Limited

Waters Tech. Holdings Ltd (Ireland)

Waters Luxembourg SARL (Luxembourg)

Waters (TC) Israel Ltd.

Micromass Holdings Ltd. (UK)

        Waters Tech. LC-MS Unapessol Lda (Portugal)

        Waters Chromatography BV (Netherlands)

        Waters Chromatography Europe BV (Netherlands)

        ULSP BV (Netherlands)

        Micromass Ltd. (UK)

                Waters Limited (UK)

                PRA Europe Limited (UK)

                Micromass UK Ltd.

                         Waters Research Center Kft (Hungary)

                         MPE Orbur Group Ltd (UK)

                                     Midland Precision Equip Co Ltd (UK)

MM European Holdings LLP (UK)

Waters Celtic Holdings Ltd (Ireland)

Waters Chromatography Ireland Ltd

Waters Technologies Ireland Ltd

        Waters GmbH (Germany)

                Waters Romania Srl

                Expert Systems Solutions Srl (Italy)

                Rubotherm GmbH (Germany)

All subsidiaries are 100% owned unless otherwise indicated.